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                                                                     EXHIBIT (j)

                        CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the registration statement on Form N-1A (the "Registration Statement") of our report dated June 3, 1999, relating to the financial statements of Van Kampen Technology Fund, which appears in such Statement of Additional Information. We also consent to the references to us under the headings "Independent Accountants" in the Prospectus and Statement of Additional Information.


PricewaterhouseCoopers LLP
Chicago, Illinois
June 3, 1999